Exhibit 99.1

             SEQUENOM REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

    SAN DIEGO, Aug. 8 /PRNewswire-FirstCall/ -- SEQUENOM, Inc. (Nasdaq: SQNM), a leading provider of genetic analysis products for molecular medicine and biomedical research, today reported financial results for the second quarter and six months ended June 30, 2005.

     (Logo:  http://www.newscom.com/cgi-bin/prnh/20040415/SQNMLOGO )

     SEQUENOM's total revenues for the second quarter of 2005 were $6.2 million, compared to $6.0 million for the second quarter of 2004.

    Total costs and expenses for the second quarter of 2005 were $12.6 million, down from $16.3 million for the second quarter of 2004. SEQUENOM's net loss for the second quarter of 2005 decreased to $6.1 million, or $0.15 per share, compared to $9.9 million, or $0.25 per share for the second quarter of 2004, representing a 40% improvement in loss per share.

    Total revenues for the six-month period ended June 30, 2005 decreased to $10.5 million, compared to $11.1 million for the same period in 2004. The net loss decreased to $13.4 million, or $0.33 per share, compared to $19.8 million, or $0.50 per share for the same period in 2004.

    On June 30, 2005, the Company held cash, cash equivalents, short-term investments and restricted cash totaling $25.4 million.

    "Our customer base has expanded to include new customers from cancer research institutes, biotechnology and pharmaceutical companies, and clinical research laboratories, while many existing customers at the major genomic research centers are upgrading their systems," said Steve Zaniboni, SEQUENOM's Chief Financial Officer. "In addition, we are continuing to develop new applications for our MassARRAY system, including quantitative gene expression analysis and DNA methylation analysis for leading epigenetic studies in cancer research. We intend to increase our leverage in the market with our new iPLEX multiplexing assay."

    Company Highlights

     * Expanded Molecular Diagnostics Collaboration with Siemens to Include European Collaborator. Bioscientia, a leading international reference laboratory, is participating as a European site for a joint working group on molecular diagnostics initiated by SEQUENOM and Siemens Medical Group. A MassARRAY Compact was installed at Bioscientia's clinical reference laboratory facility in Germany. Bioscientia joins Specialty Laboratories as an integral part of the joint working group.

     * Appointed Harry Stylli, Ph.D. as CEO. Harry Stylli, an accomplished biotechnology executive, was appointed as the new President and Chief Executive Officer of SEQUENOM. Dr. Stylli was also elected to the Company's Board of Directors. Most recently he served as President and CEO of Xencor, Inc., a privately-held biotechnology company.

     * MassARRAY System Selected by Roswell Park Cancer Institute. Roswell Park Cancer Institute (Roswell Park), a National Cancer Institute- designated comprehensive cancer center, purchased a MassARRAY system to conduct genetic cancer research at its facility in Buffalo, NY. Roswell Park will use the MassARRAY system to perform SNP genotyping and other applications that are key functions in determining genetic connections in cancer research.

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     *  Reported Link between ICAM1 Gene and Breast Cancer Metastasis. We reported findings that indicate the involvement of the intercellular adhesion molecule gene, ICAM1, in breast cancer metastasis. This is the first study to report that ICAM1 likely plays a major role in the invasion of cancerous cells and in the growth and metastasis of breast tumors. Published in Carcinogenesis, the study entitled "Role of ICAM1 in Invasion of Human Breast Cancer Cells" reports that these results corroborate SEQUENOM's previous finding that genetic variations in the ICAM gene region are associated with the occurrence of metastases and establish a causal role of ICAM1 in invasion of metastatic human breast cancer cell lines.

     * MassARRAY System Offers Significant Improvement in Sensitivity for Detection of HPV. The Proceedings of the National Academy of Science reported that the MassARRAY technique detecting human papillomavirus
        (HPV) is 1,000 fold more sensitive than the current standard method while maintaining specificity. Using this enhanced sensitivity, scientists in a multi-center consortium lead by the University of Michigan demonstrated a higher association between HPV and many cervical, head/neck and certain bladder cancers than previously realized. Researchers found that this association may lead to the ability to detect HPV in the blood and/or serum of women with cervical dysplasia, a common pre-cancerous condition of the cervix.

     * Achieved GMP Certification. SEQUENOM's manufacturing facility received Good Manufacturing Practice (GMP) certification. This certification gives the Company flexibility with respect to potential opportunities in the diagnostic molecular medicine market.

    Web Cast of Conference Call
    SEQUENOM's management will hold a conference call today at 4:30 p.m. EDT to discuss the Company's second quarter 2005 results and scientific achievements. A live web cast is available at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=84955&eventID=1104977 and through a link that is posted on the Company's website at www.sequenom.com. The web cast will be available online through August 20, 2005. A telephone replay of the conference call also will be available for 48 hours at (800) 675-9924 or (303) 752-5839, reservation # 80805.

    About SEQUENOM
    SEQUENOM is committed to providing the best genetic analysis products that translate genomic science into superior solutions for molecular medicine and biomedical research. The Company's proprietary MassARRAY system is a high-performance DNA analysis platform that efficiently and precisely measures the amount of genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts. For more information, please visit our website at www.sequenom.com.

    SEQUENOM(R), MassARRAY(R) and iPLEX(TM) are trademarks of SEQUENOM, Inc.

    Except for the historical information contained herein, the matters set forth in this press release, including statements concerning new applications for the MassARRAY system, increasing leverage in the market with the iPLEX multiplexing assay, Roswell Park Cancer Institute's use of a MassARRAY system, the potential to use HPV as a marker for tracking cervical dysplasia, and the Company's potential opportunities in the diagnostic molecular medicine market, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the development and commercialization of any new technology, and other risks detailed from time to time in SEQUENOM's SEC filings, including SEQUENOM's Annual Report on Form 10-K for the year ended December 31, 2004, and most recent Quarterly Report on Form 10-Q. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

SEQUENOM, Inc.
  Condensed Consolidated Financial Statements
  (in thousands, except per share data)

  Consolidated Summary of Operations

                                                Three Months Ended               Six Months Ended
                                                     June 30,                        June 30,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
                                                   (Unaudited)                     (Unaudited)
Revenues:
   Consumables                             $      2,617    $      2,698    $      5,398    $      6,078
   Other product related                          3,424           3,135           4,733           4,574
   Services                                          --              78              --             199
   Research                                         134              64             325             257
     Total revenues                               6,175           5,975          10,456          11,108

Costs and expenses:
   Cost of product & service
    revenue                                       3,156           3,536           5,772           6,502
   Research and development
     expenses                                     2,978           5,703           6,224          11,203
   Selling and marketing
    expenses                                      3,086           2,858           5,632           5,667
   General and administrative
    expenses                                      2,764           3,377           6,119           6,708
   Restructuring charge                              --              --            (212)             --
   Amortization of acquired
    intangibles                                     504             857           1,007           1,713
   Amortization of deferred
    stock-based compensation                        113              --             253              --
       Total costs and expenses                  12,601          16,331          24,795          31,793

Operating loss                                   (6,426)        (10,356)        (14,339)        (20,685)

Net interest income                                  83              53             178             157
Other income, net                                    48             144             251             194
Loss before income taxes                         (6,295)        (10,159)        (13,910)        (20,334)
   Deferred income tax benefit                      232             291             465             581

Net loss                                   $     (6,063)   $     (9,868)   $    (13,445)   $    (19,753)

Net loss per share,
 basic and diluted:                        $      (0.15)   $      (0.25)   $      (0.33)   $      (0.50)

Weighted average of shares
 outstanding, basic
 and diluted                                     40,373          39,644          40,403          39,630

Consolidated Balance Sheet Information

                                             June 30,      December 31,
                                               2005            2004
                                           ------------    ------------
                                           (Unaudited)      (Audited)
Assets:
  Cash, cash equivalents, short-term
   investments and restricted cash         $     25,402    $     37,943
  Property, equipment and leasehold
   improvements, net                              6,549           6,722
  Other assets, including intangibles            12,870          13,821
  Total assets                             $     44,821    $     58,486

Liabilities and Stockholders' Equity:
  Deferred revenue                                2,065           1,424
  Other liabilities                              18,152          18,990
  Stockholders' equity                           24,604          38,072
  Total liabilities and
   stockholders' equity                    $     44,821    $     58,486

CONTACT:  Amy Caterina, Investor Relations, SEQUENOM, Inc.,
+1-858-202-9033, acaterina@sequenom.com, or Holli Kolkey, Media Relations, Noonan Russo, +1-858-546-4811, holli.kolkey@eurorscg.com, for SEQUENOM, Inc./
Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20040415/SQNMLOGO
Web site:  http://www.sequenom.com /